UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (IRS Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 11, 2007, Bunge Asset Funding Corp. (“BAFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), amended the terms under its existing $600,000,000 Liquidity Agreement (as amended, the “Liquidity Agreement”) among BAFC, as borrower, the financial institutions party thereto as liquidity banks (the “Liquidity Banks”), Citibank, N.A., as syndication agent, BNP Paribas, as a documentation agent, Credit Suisse First Boston, as a documentation agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch, as a documentation agent and JPMorgan Chase Bank, N.A. as administrative agent, under which the Liquidity Banks have agreed to provide a back up liquidity facility for BAFC’s commercial paper program and to provide a revolving credit facility in the event that BAFC is unable to issue commercial paper. The Liquidity Agreement was amended to extend the expiration date of the Liquidity Banks’ commitments to June 11, 2012. The total commitments of $600,000,000 under the Liquidity Agreement remain unchanged.

Borrowings under the Liquidity Agreement will bear interest at LIBOR plus a margin, ranging from 0.35% to 1.00%, which will vary based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Services Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”) provides of (i) Bunge or (ii) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (iii) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then Bunge Limited Finance Corp. Amounts under the Liquidity Agreement that remain undrawn are subject to a commitment fee payable quarterly on the average undrawn portion of the Liquidity Agreement at rates ranging from 0.08% to 0.25%. In addition, in the event that average outstanding borrowings under the Liquidity Agreement exceed fifty percent of the average aggregate commitments provided by the Liquidity Agreement in any fiscal quarter, BAFC has agreed to pay a quarterly utilization fee at rates ranging from 0.05% to 0.10% on the average outstanding balance of such borrowings during such quarter.

The Liquidity Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BAFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

In connection with the amendment to the Liquidity Agreement, Bunge amended the Guaranty under which Bunge has agreed to guarantee all of BAFC’s borrowings under the Liquidity Agreement. The Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The Guaranty requires Bunge to maintain a minimum consolidated net worth ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a minimum current assets to current liabilities ratio. The Guaranty also includes certain limitations on the ability of Bunge to incur liens, engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

Apart from the amendments described above, all other material terms and conditions of the Liquidity Agreement and the Guaranty remain unchanged.

The Liquidity Agreement and the Guaranty are included as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein. The foregoing descriptions of the Liquidity Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

From time to time, certain of the Liquidity Banks under the Liquidity Agreement and/or their affiliates provide financial services to Bunge, BAFC and other subsidiaries of Bunge.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(a)	None
(b)	None
(c)	Exhibits
Exhibit No.	Description
10.1	Seventh Amended and Restated Liquidity Agreement
10.2	Sixth Amended and Restated Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2007

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description
10.1	Seventh Amended and Restated Liquidity Agreement
10.2	Sixth Amended and Restated Guaranty